UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported) — August 13, 2007
TXU CORP.
(Exact name of registrant as specified in its charter)

TEXAS (State or other jurisdiction of incorporation)	1-12833 (Commission File Number)	75-2669310 (I.R.S. Employer Identification No.)
Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411
(Address of principal executive offices, including zip code)
Registrants’ telephone number, including Area Code — (214) 812-4600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
TXU Merger Investor Presentation

ITEM 8.01 OTHER EVENTS.
Beginning August 13, 2007, TXU Corp. will be meeting with certain of its shareholders as well as Institutional Shareholder Services with respect to its previously announced merger transaction with Texas Energy Future Holdings Limited Partnership, a holding company formed by Kohlberg Kravis Roberts & Co., Texas Pacific Group and other investors to acquire TXU Corp (the “Merger”). In connection with those meetings, TXU Corp. management will be discussing the information contained in the materials attached hereto as Exhibit 99.1 and incorporated herein by reference as well as other publicly available information about TXU Corp. and the Merger.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit No.	Description
99.1	TXU Merger Investor Presentation*.

*	The slide presentation shall be deemed furnished to, but not filed with, the SEC in connection with the disclosure set forth in Item 8.01.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each of the following registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TXU CORP.

By:	/s/ Stan Szlauderbach

Name: Title:	Stan Szlauderbach Senior Vice President and Controller
Dated: August 13, 2007